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                                                                   EXHIBIT 10.29

            PAYDOWN AMENDMENT TO AGREEMENT FOR WHOLESALE FINANCING


This Amendment is made to that certain Agreement for Wholesale Financing entered into by and between CREATIVE COMPUTERS, INC. ("Dealer") and Deutsche Financial
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Services Corporation ("DFS") on April 4th 1991, as amended ("Agreement").

     FOR VALUE RECEIVED, Dealer and DFS agree to amend the Agreement to provide as follows (capitalized terms shall have the same meaning as defined in the Agreement unless otherwise indicated):

          Dealer will forward to DFS by the FIRST AND THIRD TUESDAY OF EACH
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          CALENDAR MONTH A Collateral Report (as defined below) dated as of the
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          Monday immediately preceding each such Tuesday.  Regardless of the SPP terms pertaining to any Collateral financed by DFS, and notwithstanding any scheduled payments made by Dealer after the Determination Date (as defined below) or anything contained in the Agreement to the contrary, if DFS determines, after reviewing the Collateral Report, after conducting an inspection of the Collateral or otherwise, that (i) the total current outstanding indebtedness owed by Dealer to DFS as of the date of the Collateral Report, inspection or any other data on which a paydown is otherwise required hereunder, as applicable (the "Determination Date"), exceeds (ii) the Collateral Liquidation Value (as defined below) as of the Determination Date, Dealer will immediately upon demand pay DFS the difference between (i) Dealer's total current outstanding indebtedness owed to DFS as of the Determination Date, and (ii) the Collateral Liquidation Value as of the Determination Date.

          The term "Collateral Report" is defined herein to mean a report complied by Dealer specifying the following information: (a) the total aggregate wholesale invoice price of all of Dealer's inventory financed by DFS that is unsold and in Dealer's inventory financed by DFS that is unsold and in Dealer's possession and control as of the date of such Report; and (b) the total outstanding balance owed to Dealer on Dealer's Eligible Accounts (as defined below) as of the date of such Report; in each case to the extent DFS has a first priority, fully perfected security interest therein.

          The term "Eligible Accounts" is defined herein to include all of Dealer's accounts receivable except for: (a) accounts credited from the sale of goods and services on non-standard terms and/or that allow for payment to be made more than thirty (30) days from the date of sale; (b) accounts unpaid more than ninety (90) days from the date of invoice; (c) all accounts of any obligor with fifty percent (50%) or more of the outstanding balance unpaid for more than ninety (90) days from the date of invoice; (d) accounts which the obligor is an officer, director, shareholder, partner, member, owner, employee, agent, parent, subsidiary, affiliate of, or is related or has common shareholders, officers, directors, owners, partners or members; (e) consignment sales; (f) accounts for which the payment is or may be conditional; (g) accounts for which the obligor is not a commercial or institutional entity or is not a resident of the United States or Canada; (h) accounts with respect to which any warranty or representation provided herein is not true and correct; (i) accounts which represent goods or services purchased for a personal, family or household purpose; (j) accounts which represent goods used for demonstration purposes or loaned by Dealer to another party; (k) accounts which are progress payment, barter or contra accounts; (l) accounts which are discounts, rebates, bonuses or credits for returned goods owed to Dealer by any third party; (m) accounts which are being financed by DFS pursuant to a Business Financing Agreement or other comparable document between Dealer and DFS; and (n) any and all other accounts which DFS deems to be ineligible.
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          The term "Collateral Liquidation Value" is defined herein to mean: (i)

          ONE HUNDRED percent (100%) of the total aggregate wholesale invoice
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          price of all of Dealer's inventory financed by DFS that is unsold and in Dealer's possession and control; and (ii) FIFTY percent (50%) of
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          the total outstanding balance of Dealer's Eligible Accounts: in each case as of the date of the Collateral Report and to the extent DFS has a first priority, fully perfected security interest therein.

          If Dealer from time to time is required to make immediate payment to DFS of any past due obligation discovered during any Collateral review, upon review of a Collateral Report or at any other time, Dealer agrees that acceptance of such payment by DFS shall not be construed to have waived or amended the terms of its financing program.

All other terms as they appear in the Agreement, to the extent consistent with the foregoing, are ratified and remain unchanged and in full force and effect.

     IN WITNESS WHEREOF, Dealer and DFS have executed this Paydown Amendment to
Agreement for Wholesale Financing the    25   day of   February  , 1997.
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                          Creative Computers, Inc.
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                               (Dealer)


ATTEST                   By:  Rick Finkbeiner
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                         Title: Chief Financial Officer
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Linda Louie
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General Counsel

                         DEUTSCHE FINANCIAL SERVICES CORPORATION


                         By: /s/
                         Title: Credit Manager
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